Exhibit 99.1

BAIYU Holdings, Inc. (Formerly TD Holdings, Inc.) Announces

Reverse Stock Split

SHENZHEN, China, October 27, 2023 /PRNewswire/ BAIYU Holdings, Inc. (formerly TD Holdings, Inc.) (Nasdaq: GLG) (the “Company”), a commodities trading service and provider in China, today announced that it plans to change its name from “TD Holdings, Inc.” to “BAIYU Holdings, Inc.”, its ticker symbol from “GLG” to “BYU”, and to effect a 1-for-50 reverse stock split of its shares of common stock, par value $0.001. The expected marketplace effective date for the name and ticker change is October 30, 2023. The Company’s common stock is expected to begin trading when the markets open on a reverse stock split-adjusted basis under the new name “BAIYU Holdings, Inc.” and the new ticker symbol “BYU” on October 30, 2023.

The reverse stock split is primarily intended to bring the Company into compliance with the minimum bid price requirements for maintaining its listing on the Nasdaq Capital Market. The new CUSIP number following the reverse stock split will be 87250W301.

As a result of the reverse stock split, every 50 shares of the Company’s common stock issued and outstanding will be automatically reclassified into one new share of common stock. The reverse stock split will not modify any rights or preferences of the shares of the company’s common stock. No fractional shares will be issued because of the reverse stock split. Instead, any fractional shares that would have resulted from the reverse split will be rounded up to the next whole number.

Additional information about the reverse stock split can be found in the company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on September 29, 2023, which is available free of charge at the SEC’s website, www.sec.gov.

About BAIYU Holdings, Inc.

BAIYU Holdings, Inc. (NASDAQ stock code: BYU) is an industry leading B2B bulk commodity e-commerce platform and supply chain service leader. At present, it is committed to the network layout of photovoltaic, energy storage power, fast charging power stations and new energy industry operation services. The company's main business: investment in fast charging stations, commercial stations, providing customers with photovoltaic, energy storage power Integrated new energy solutions and operations such as fast charging power stations. The company adheres to excellent overall operation and maintenance, quality priority, safety, reliability and efficient services, provides more safe, convenient and reliable green new energy power services for global high-quality customers, and provides comprehensive solutions and operations for global new energy energy storage systems and special fields. The company takes new energy as the main body, and new integrated power systems as the development direction, It is committed to new energy system fields such as "clean energy, new energy, smart power, smart photovoltaic, and operation and maintenance of fast charging power station outlets", and cooperates with new energy businesses such as photovoltaic, energy storage, power, charging piles, and micro grid to provide customers with one-stop, full life cycle integrated power energy services from design planning, integrated system, efficient operation, smart operation and maintenance to upgrading and transformation. For more information, please visit http://ir.tdglg.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of TD Holdings, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: there is uncertainty about the spread of the COVID-19 virus and the impact it will have on the Company's operations; the demand for the Company's products and services, global supply chains and economic activity in general; the occurrence of any event, change or other circumstances; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the Securities and Exchange Commission by TD Holdings, Inc. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

BAIYU Holdings, Inc.

Ms. LING XI

Email: ir@tdglg.com

Tel: +1 363 252 9699